POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENT, that the undersigned constitutes and appoints each of Ryan I. Jacob and Francis J. Alexander his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in the capacity as a Director of Jacob Funds, a Maryland corporation, to sign on his behalf the Registration Statement on Form N-14, and any amendments thereto, under the Securities Act of 1933 relating to the reorganization of the Jacob Wisdom Fund, a series of Jacob Funds, into Jacob Small Cap Growth Fund, a series of The Jacob Funds, and to file with the Securities and Exchange Commission and any other regulatory authority having jurisdiction over the offer and sale of shares, any such amendments and supplements thereto and applications thereunder, and any and all exhibits and other documents required in connection therewith, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to comply with the Securities Act of 1933 and the Investment Company Act of 1940, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming each signature as it may be signed by all that said attorney-in-fact and agent, and each of them, may lawfully do or cause to be done by virtue thereof.

/s/ Ryan I. Jacob	President, Chief Executive Officer, Director and Chairman of the Board
Ryan I. Jacob
/s/ Francis J. Alexander	Vice President, Secretary and Treasurer
Francis J. Alexander
________________________	Director
William B. Fell
________________________	Director
Christopher V. Hajinian
/s/ Jeffery I. Schwarzschild	Director
Jeffrey I. Schwarzschild